Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231225 on Form S-8 of our report dated February 18, 2020, relating to the financial statements of SciPlay Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada
February 18, 2020